                          SECURITIES AND EXCHANGE COMMISSION
                               Washington, D.C.  20549


                                       FORM 8-K

                                    CURRENT REPORT



                          Pursuant to Section 13 or 15(d) of
                         the Securities Exchange Act of 1934



         Date of Report  (Date of earliest event reported):  December 8, 1997



                               KOLLMORGEN  CORPORATION
                (Exact name of registrant as specified in its charter)



            NEW YORK                 1-5562              04-2151861

         (STATE OR OTHER          (COMMISSION         (I.R.S. EMPLOYER
         JURISDICTION OF          FILE NUMBER)        IDENTIFICATION
         INCORPORATION)                               NUMBER)


                   1601 Trapelo Road, Waltham, Massachusetts, 02154
             (Address of principal executive offices including zip code)



         Registrant's telephone number, including area code:  (781) 890-5655

Item 5.   Other Events

         On December 15, 1997 Kollmorgen Corporation (the "Company") proposed a business combination (the "Proposed Combination") with Pacific Scientific Company, a California corporation ("Pacific Scientific"), by delivering a letter to Lester Hill, the Chief Executive Officer of Pacific Scientific (the "Proposal Letter"), announcing its intention to commence a tender offer (the "Offer") for a majority of Pacific Scientific's common shares. On that same day, Torque Corporation, a wholly owned subsidiary of the Company (the "Purchaser") commenced the Offer by filing a Tender Offer Statement on
Schedule 14D-1 with the Securities and Exchange Commission (the "Commission"). The Offer is being made for 6,347,241 shares of Pacific Scientific shares or such greater or lesser number of shares that, together with the shares owned by the Company and the Purchaser, would constitute a majority of the outstanding common shares of Pacific Scientific on a fully diluted basis at a price of $20.50 per share, net to the seller in cash.

         In furtherance of the Proposed Combination, the Company commenced a consent solicitation (the "Solicitation") by filing a Consent Solicitation Statement/Preliminary Prospectus with the Commission. The Solicitation is being made to urge Pacific Scientific shareholders to act by written consent to call a special meeting of Pacific Scientific shareholders (the "Pacific Scientific Special Meeting"). At the Pacific Scientific Special Meeting, the Company will ask the Pacific Scientific Shareholders to: (i) the remove from office the entire Pacific Scientific Board of Directors (the "Pacific Scientific Board"); (ii) fill the newly created vacancies on the Pacific Scientific Board by electing six persons nominated by the Company; and (iii) repeal any and all provisions of the Pacific Scientific bylaws that have not been duly filed with the Commission prior to August 11, 1997, including any and all amendments to the Pacific Scientific Bylaws adopted on or after December 15, 1997. The Consent Solicitation Statement/Preliminary Prospectus also constitutes a preliminary prospectus with respect to the Company's common stock, par value $2.50 per share, that will ultimately be issued in connection with the Proposed Combination (the "Kollmorgen Common Stock").

          In connection with the Proposed Combination, the Company's Board of Directors (the "Kollmorgen Board") intends to call a special meeting of the Company's shareholders (the "Kollmorgen Special Meeting"). At the
Kollmorgen Special Meeting, currently expected to be held on or about January 28, 1998, the Company's shareholders will be asked to vote on a proposal to approve the issuance of shares of Kollmorgen Common Stock to be issued in connection with the Proposed Combination. The Kollmorgen Board set December 26, 1997 ("the Record Date") as the Record Date to determine the shareholders entitled to notice of and to vote at the Kollmorgen Special Meeting
(the "Record Date").

         On December 15, 1997, the Company also commenced litigation against Pacific Scientific and the Pacific Scientific Board in the United States District Court for the Central District of California seeking, among other things, an order (i) declaring that failure to redeem the Rights or render the Rights inapplicable to the Offer and the Proposed Merger or to approve the Offer and the Proposed Merger for purposes of Article Fifth of Pacific Scientific's Articles of Incorporation ("Article Fifth") would constitute a breach of the Pacific Scientific Board's fiduciary duties to Pacific Scientific shareholders under California law, (ii) invalidating the Rights or compelling the Pacific Scientific Board to redeem the Rights or render the Rights inapplicable to the Offer and the Proposed Merger, (iii) compelling the Pacific Scientific Board to approve the Offer and the Proposed Merger for purposes of Article Fifth and (iv) enjoining the Pacific Scientific Board from taking any actions to interfere with the Offer, the Solicitation or the Proposed Merger.

         Finally, on December 8, 1997, the Company's Board approved an amendment to the Company's Bylaws. Attached and incorporated herein by reference in its entirety as Exhibit 3.1 is a copy of the Amended and Restated Bylaws as of December 8, 1997.

         Attached and incorporated herein by reference in their entirety as Exhibits 99.1 and 99.2, respectively, are copies of the press release, dated December 15, 1997, announcing the commencement of the Offer, and the press release dated December 15, 1997, announcing the Record Date and the date of the Kollmorgen Shareholder's meeting.

Item 7(c).   Exhibits

3.1           Amended and Restated Bylaws.

99.1 Press Release, dated December 15, 1997 announcing the commencement of the Offer.

99.2 Press Release, dated December 15, 1997 announcing the Record Date and the date of the Kollmorgen shareholder's meeting.



                                      SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                  KOLLMORGEN CORPORATION
                                  Registrant


Date:    December 15, 1997        /s/  James A. Eder
                                  --------------------------
                                  James A. Eder, Vice President,
                                  Secretary and General Counsel

                                  Index to Exhibits


EXHIBIT NO.        DESCRIPTION

3.1                Amended and Restated Bylaws.

99.1 Press Release, dated December 15, 1997 announcing the commencement of the Offer.

99.2 Press Release, dated December 15, 1997 announcing the Record Date and the date of the Kollmorgen shareholder's meeting.